Exhibit 24
POWER OF ATTORNEY
EDGAR Account Administration
SEC Filings
The undersigned, acting in his or her individual capacity (“Filer”), hereby constitutes and appoints each of the individuals listed in Section A below, acting singly and not jointly, as the Filer’s true and lawful attorney-in-fact, with full powers of substitution and delegation, and authorizes each of them to effect the actions described in Section B below in the best interests of the Filer. The Filer ratifies and confirms every act and thing whatsoever that the attorney-in-fact, or any substitute or delegee, may lawfully do or cause to be done pursuant to this power of attorney, and every act and thing whatsoever that any of them has previously done or caused to be done that is consistent with the intent of this power of attorney.
This power of attorney will remain in effect until the Filer is no longer subject to obligations pursuant to section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with Filer’s status as a director, officer or shareholder of METLIFE, INC. (“Company”), or until it is superseded by a replacement power of attorney or it is revoked by the Filer in a writing delivered to the attorneys-in-fact.
Section A: Authorized Individuals
TIMOTHY JOHN RING
TAYLOR MCINERNEY JANSEN
MORGAN KEEHNER-JONES MAYES
JENNIFER NI WANG
Section B: Authorized Actions
1.Obtain credentials to enable the Filer to submit and file documents, forms and information via the United States Securities and Exchange Commission (“SEC”) Electronic Data Gathering and Retrieval (“EDGAR”) system, including
a.file on behalf of the Filer an application on Form ID and legally bind the Filer for purposes of Form ID, and
b.enroll the Filer in EDGAR Next.
2.Act as an account administrator for Filer’s EDGAR account, including:
a.Appoint, remove and replace account administrators, account users, and delegated entities;
b.maintain the security of Filer’s EDGAR account, including modification of access codes;
c.maintain, modify and certify the accuracy of information on Filer’s EDGAR account dashboard; and
d.any other actions contemplated by Rule 10 of Regulation S-T.
We recommend that a Filer designate authorized administrators at only ONE company. If you are designating account administrators at the Company pursuant to the above Section B.2, please initial here: AKO
3.Cause the Company to accept a delegation of authority from Filer’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for Filer’s EDGAR account.
None of the Company, the attorneys-in-fact, or any a person appointed under Section 2 or 3 above is assuming any of the Filer’s responsibilities under the Securities Exchange Act of 1934 and the rules thereunder. This power of attorney does not create an attorney-client relationship and no action or communication pursuant to it constitutes legal advice. The Company’s attorneys represent the Company and its subsidiaries, not individuals. A violation of the securities laws can carry personal civil and criminal penalties. The securities laws are complex and you should consider seeking advice from your personal legal counsel.

4.Sign on behalf of the Filer, in such form and substance as an attorney-in-fact approves in its discretion, any documents or forms that may be required by section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the Filer’s status as a director, officer or shareholder of the Company, including Forms 3, 4 and 5 (collectively, Section 16 Forms).
5.Submit and file the Section 16 Forms via EDGAR, or cause them to be submitted and filed by a person appointed under Section 2 or 3 above.
Signed:/s/ Adrienne Karen O’Neill
Printed Name: Adrienne Karen O’Neill
Dated: 08/18/2025

NOTARIZATION

State of New York
County of New York
This Power of Attorney was acknowledged before me on [DATE] 08/18/2025 by [NAME] Adrienne Karen O’Neill.
/s/ Jacqueline Broomfield
Notary Signature
[Notary Seal]